Exhibit 21

Molex Incorporated

Delaware,

Cardell Corporation

Michigan,

Molex (India) Private Limited

India,

Molex International, Inc.

Delaware,

Molex Brazil Ltda

Brazil,

Molex CV Holdings, Inc.

Delaware,

Molex Automotive SARL

France,

MI Global Holdings CV

Netherlands,

MI European Holdings CV

Netherlands,

Molex European Holdings BV

Netherlands,

Molex Integrated Products Philippines, Inc.

Philippines,

Molex Zetronic S.r.l. Unico Socio

Italy,

Molex Interconnect GmbH

Netherlands,

Molex Interconnect

Denmark,

Molex B.V.

Netherlands,

Molex Deutschland GmbH

Germany,

Molex Ireland Ltd.

Ireland,

“Molex” Limited Liability Company

Ukraine,

Molex Slovakia a.s.

Slovakia,

Molex Sp. z.o.o.

Poland,

“Molex” Limited Liability Company

Ukraine,

Molex (India) Private Limited

India,

Molex (Malaysia) Sdn. Bhd.

Malaysia,

Woodhead de Mexico S.A. de C.V.

Mexico,

Molex de Mexico S.A. de C.V.

Mexico,

Molex Automotive SARL

France,

Molex Electronics Ltd.

United Kingdom,

Molex Premise Networks Limited

United Kingdom,

Molex Far East-South Management Pte. Ltd.

Singapore,

MEC International Pte. Ltd.

Singapore,

Molex Singapore Pte. Ltd.

Singapore,

Molex Interconnect (Chengdu) Co., Ltd.

China,

Molex Singapore Global Processing Pte. Ltd.

Singapore,

Molex RF/Microwave Products (Jiangsu) Co., Ltd.

China,

Molex Interconnect (Shanghai) Co. Ltd.

Shanghai,

Molex Hong Kong/China Ltd.

Hong Kong,

Molex Taiwan Ltd.

Taiwan,

Land Win Electronic Corp.

Taiwan,

Molex Copper Flex Products Asia, Inc.

Taiwan,

Molex (Thailand) Ltd.

Thailand,

Molex-Japan Co., Ltd.

Japan,

Molex (Dalian) Co. Ltd.

China,

Molex Kiire Co., Ltd.

Kagoshima, Kyushu,

S’Next Japan Co. Ltd.

Japan,

S’Next Philippines

Philippines,

Molex Korea Co., Ltd.

South Korea,

Molex Conectores e Eletronicos Comercio e Servicos Ltda.

Brazil,

Molex Holding GmbH

Germany,

Molex Connectivity GmbH

Germany,

S-Team Elektronik GmbH

Germany,

Molex Elektronik GmbH

Germany,

Molex European Cooperatie U.A.

Netherlands,

Molex Sp. z.o.o.

Poland,

“Molex” Limited Liability Company

Ukraine,

Molex Trading (Shanghai) Limited

Shanghai,

Molex Electronics Limited

New Brunswick,

G. Ostervig -Molex A/S

Denmark,

Hi-P International, Ltd.

Singapore,

MI European Holdings CV

Netherlands,

Molex Vietnam Co., Ltd.

Vietnam,

Molex (India) Private Limited

India,

Molex Copper Flex Products, Inc.

Minnesota,

Molex (India) Private Limited

India,

Woodhead Industries, Inc.

Delaware,

Woodhead Interconnect, Inc.

Delaware,

Molex (India) Private Limited

India,

WH One LLC

Delaware,

Deerfield Partners CV

Netherlands,

Woodhead Connectivity Limited

United Kingdom,

Woodhead France SARL

France,

Woodhead Software & Electronic SASU

France,

Micromedia SA

France,

Molex European Cooperatie U.A.

Netherlands,

Deerfield Partners CV

Netherlands,

Aero-Motive Company

Michigan,

Central Rubber Company

Illinois,

Daniel Woodhead Company

Delaware,

Molex (India) Private Limited

India,

DW Holding LLC

Delaware,

Woodhead LP

Texas,

Woodhead LP

Texas,

Woodhead Asia Pte Ltd

Singapore,

Woodhead de Mexico S.A. de C.V.

Mexico,

Woodhead Canada Limited

Nova Scotia,

Deerfield Partners CV

Netherlands,

Molex (India) Private Limited

India,

WH Two LLC

Delaware,

Molex S.A. de C.V.

Mexico,

Molex Premise Networks Pty Ltd.

Australia,

MPN EE sp zo.o

Poland,

Molex Premise Networks sp zo.o

Poland,

Molex Conectores e Eletronicos Comercio e Servicos Ltda.

Brazil,

Molex Trading (Shanghai) Limited

Shanghai,

Molex Knutzen Holding AS

Norway,

Polymicro Technologies, LLC

Delaware.